EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Vornado Realty L.P. of our report dated March 31, 2014 relating to the consolidated balance sheets of Toys “R” Us, Inc. and subsidiaries (the “Company”) as of February 1, 2014 and February 2, 2013 and the related consolidated statements of operations, comprehensive (loss) income, stockholders’ (deficit) equity, and cash flows for each of the three fiscal years in the period ended February 1, 2014 and the related financial statement schedule, and our report dated March 31, 2014 relating to the effectiveness of the Company’s internal control over financial reporting as of February 1, 2014, appearing in the Annual Report on Form 10-K of the Company for the year ended February 1, 2014:

Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3

Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3

Registration Statement No. 333-108138 on Form S-3

Registration Statement No. 333-122306 on Form S-3

Registration Statement No. 333-138367 on Form S-3

Registration Statement No. 333-162775 on Form S-3

Registration Statement No. 333-180640 on Form S-3

/s/ Deloitte & Touche LLP

New York, New York

March 31, 2014